FILED
SECRETARY OF STAT
APRIL 20, 2015
STATE OF WASHINGTON

04/01/15 2880169-001
$30.00 K
tid: 2967016

04/20/15 2892189-001
$0.00 D
tid: 2967016

SOS
Office of the Secretary of State
Corporations & Charities Division

Washington Profit Corporation

See attached detailed instructions

☑ Filing Fee $30.00

☐ Filing Fee with Expedited Service $80.00

UBI Number: 603011278

ARTICLES OF AMENDMENT

Chapter 23B.10 RCW

SECTION 1

NAME OF CORPORATION: *(as currently recorded with the Office of the Secretary of State)*

American Brewing Company, Inc.

SECTION 2

AMENDMENTS were adopted on this DATE: June 20, 2013

SECTION 3

ARTICLES OF AMENDMENT WERE ADOPTED BY: *(please check one of the following)*

☐ Board of Directors *(shareholder action was not required)*

☑ Duly approved by shareholders in accordance with 23B.10.030 and 23B.10.040 RCW

☐ Incorporators *(shareholder action was not required)*

SECTION 4

AMENDMENTS TO ARTICLES ON FILE: *(if necessary, attach additional information)*

Article IV. Amended Articles of Incorporation are attached.

SECTION 5

EFFECTIVE DATE OF ARTICLES OF AMENDMENT: *(please check one of the following)*

☑ Upon filing by the Secretary of State

☐ Specific Date: ________________ *(Specified effective date must be within 90 days AFTER the Articles of Amendment have been filed by the Office of the Secretary of State)*

SECTION 6

SIGNATURE *(see instructions page)*

This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

X [signature]	Neil Fallon/CEO	3/25/2015	
Signature	Printed Name/Title	Date	Phone Number